As filed with the Securities and Exchange Commission on January 8, 2021

Registration Statement No.  333−

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ontrak, Inc.

(Exact name of registrant as specified in its charter)

Delaware	88-0464853
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2120 Colorado Avenue, #230 Santa Monica, California	90404
(Address of Principal Executive Offices)	(Zip Code)

Ontrak, Inc. 2017 Stock Incentive Plan

(Full title of the plan)

Terren S. Peizer

Chief Executive Officer

c/o Ontrak, Inc.

2120 Colorado Avenue, #230

Santa Monica, California 90404

(Name and address of agent for service)

(310) 444-4300

(Telephone number, including area code, of agent for service)

With a copy to:

Mitchell S. Nussbaum
Norwood P. Beveridge, Jr.
Lili Taheri
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
(212) 407-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value per share	475,078 shares(2)	$66.25(3)	$31,473,917.50	$3,433.80
Common Stock, $0.0001 par value per share	47,806 shares(4)	$54.30(5)	$2,595,865.80	$283.21
Common Stock, $0.0001 par value per share	30,000 shares(6)	$66.25(3)	$1,987,500	$216.84
Total			$36,057,283.30	$3,933.85

(1)

Also registered hereby are such additional and indeterminate number of shares of Common Stock as may be issuable under the Ontrak, Inc. 2017 Stock Incentive Plan, as amended (the “2017 Plan”) by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other similar change affecting the outstanding Common Stock.

(2)	Reflects increases to the number of shares of the Registrant’s Common Stock reserved for issuance pursuant to future awards under the 2017 Plan, which annual increase is provided for in the 2017 Plan.
(3)

Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), on the basis of $66.25 per share, which is the average of the high and low prices of the Registrant’s Common Stock, as reported on the Nasdaq Global Market on January 6, 2021.

(4)	Consists of shares underlying stock options granted on November 9, 2020 with an exercise price of $54.30 per share.
(5)

Estimated solely for the purpose of calculating the registration fee which was computed in accordance Rule 457(h) under the Securities Act, on the basis of price at which such options may be exercised, which was the closing price of the Common Stock on the Nasdaq Global Market on November 9, 2020, the date of grant.

(6)	Consists of shares underlying restricted stock unit awards granted on November 9, 2020 and November 16, 2020.

This Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

PART I

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement relates to securities of the same class as those to which a prior effective registration statement on Form S-8 (File Nos. 333-222276 and 333-229717) relates (the “Existing S-8s”), and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Existing S-8s, except as otherwise set forth in this Registration Statement, are incorporated herein by reference.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Ontrak, Inc., incorporated by reference to Appendix A to Registrant’s Definitive Schedule 14C filed with the Securities and Exchange Commission on October 4, 2019.
3.2	Certificate of Amendment of the Certificate of Incorporation of Ontrak, Inc., incorporated by reference to Exhibit 3.1 of Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2020.
3.3	Certificate of Designations regarding Registrant’s 9.50% Series A Cumulative Perpetual Preferred Stock, incorporated by reference to Exhibit 3.1 of the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on August 21, 2020.
3.4	Amendment No. 1 to Certificate of Designations regarding the Registrants 9.50% Series A Cumulative Perpetual Preferred Stock, incorporated by reference to Exhibit 3.1 of the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2020.
3.5	Amended and Restated By-Laws of Ontrak, Inc., incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2020.
5.1	Opinion of Loeb & Loeb LLP.
10.1	2017 Stock Incentive Plan, incorporated by reference to Exhibit B of Ontrak, Inc.’s Preliminary Information Statement on Schedule 14C filed with the Securities and Exchange Commission on February 28, 2017.
23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).
23.2	Consent of EisnerAmper LLP.
24.1	Power of Attorney (included on signature pages).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 8th day of January, 2021.

Ontrak, Inc.

By:	/s/ Terren Peizer
Name:	Terren S. Peizer
Title:	Chairman of the Board of Directors and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Terren S. Peizer and Brandon LaVerne his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terren Peizer	Chairman and Chief Executive Officer	January 8, 2021
Terren S. Peizer	(Principal Executive Officer)

/s/ Brandon LaVerne	Chief Financial Officer	January 8, 2021
Brandon LaVerne	(Principal Financial and Accounting Officer)

/s/ Richard Berman	Director	January 8, 2021
Richard A. Berman

/s/ Michael Sherman	Director	January 8, 2021
Michael Sherman

/s/ Edward Zecchini	Director	January 8, 2021
Edward Zecchini

/s/ Diane Seloff	Director	January 8, 2021
Diane Seloff

/s/ Robert Rebak	Director	January 8, 2021
Robert Rebak

/s/ Gustavo Giraldo	Director	January 8, 2021
Gustavo Giraldo

/s/ Katherine Quinn	Director	January 8, 2021
Katherine B. Quinn